Exhibit 10.9

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 4, 2005, by and among Raser Technologies, Inc., a Utah corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto as Exhibit A (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Buyers wish to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, (i) shares (the “Shares”) of the Company’s Series C Preferred Stock (the “Preferred Stock”) having the rights and privileges set forth in the form of Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”), in amounts equal to the number of Shares set forth opposite each Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A (the “Schedule of Buyers”), and (ii) warrants (the “Warrants”) in substantially the form attached hereto as Exhibit B, for the purchase of up to the number of shares of the Company’s Common Stock (the “Common Stock”) set forth opposite each Buyer’s name on the Schedule of Buyers. The Shares, the shares of Common Stock into which the Shares are convertible (the “Conversion Shares”), the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are referred to herein as the “Securities”; and

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

a. Sale and Issuance of Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Buyers, and the Buyers severally shall purchase from the Company, (i) the number of Shares set forth in the column designated “Number of Shares” opposite each such Buyer’s name on the Schedule of Buyers and (ii) a Warrant (the “Warrant”) exercisable for the number of Warrant Shares set forth in the column designated “Number of Warrant Shares” opposite such Buyer’s name on the Schedule of Buyers, at the aggregate cash purchase price set forth in the column designated “Purchase Price” opposite such Buyer’s name on the Schedule of Buyers (the “Purchase Price”).

b. The Closing Date. The purchase, sale and issuance of the Shares and the Warrants (the “Closing”) shall take place on April 6, 2005, subject to the terms and conditions of this Agreement or such other date as the Company and the Buyers shall agree (the “Closing Date”). The Closing shall occur on the Closing Date at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121.

c. Form of Payment; Delivery. On the Closing Date (i) each Buyer shall pay the Purchase Price to the Company for the Shares and the Warrants to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer stock certificates (the “Stock Certificates”) representing such number of Shares, and an executed Warrant to purchase the number of Warrant Shares set forth opposite such Buyer’s name on the Schedule of Buyers.

2. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

a. Investment Purpose. Such Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt under the 1933 Act; provided, however, that by making the representations set forth herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act and any applicable state securities statute. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. By reason of its business or financial experience or the experience of its professional advisors, such Buyer has the capacity to protect its own interests in connection with the transactions described in this Agreement.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

g. Residency. Such Buyer is a resident of the jurisdiction specified on the Schedule of Buyers.

h. Brokers or Finders. Such Buyer is not a registered broker-dealer and has not engaged any brokers, finders or agents, nor incurred, directly or indirectly, as a result of any action taken by such Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents (as defined below).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Buyer as follows:

a. The Company has filed all reports required to be filed by it under the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Documents” and, together with the Transaction Documents (as defined) and the disclosure letter delivered to the Buyer, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed as exhibits to the SEC Documents all material agreements to which the Company is a party or to which the properties or assets of the Company are subject as required pursuant to Item 601 of Regulation S-B (“Regulation S-B”) promulgated under the 1933 Act (“Material Agreements”). The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if an amendment with respect to any such document was filed, when such amendment was filed). Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since December 31, 2004, except as set forth in the disclosure letter provided to the Buyers (a) there has been no event, occurrence or development that has or that would reasonably be expected to result in a Material Adverse Effect (as defined), (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, and (c) the Company has not altered its method of accounting or the identity of its auditors.

b. The number of authorized, issued and outstanding capital stock of the Company as of the date hereof is set forth in the disclosure letter provided to the Buyers. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in the disclosure letter provided to the Buyer, or otherwise set forth in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The only currently existing 10b5-1 plan of the Company is for Jonathan Reid.

c. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Utah, has the corporate power and corporate authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to (i) have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations or business of the Company or (ii) prohibit or otherwise materially interfere with the Company from performing its obligations under the Transaction Documents in any material respect (a “Material Adverse Effect”). Except as provided in the disclosure letter delivered to the Buyers, the Company has no subsidiaries.

d. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrants (each a “Transaction Document,” and collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company to authorize the Transaction Documents. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Company is not in violation of any of the provisions of its Articles of Incorporation, Bylaws or other organizational documents.

e. Except as otherwise set forth in the disclosure letter delivered to the Buyers, the execution, delivery and performance of the Transaction Documents, and compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, will not violate or constitute a breach of any of the terms or provisions of, or a default under (or an event which with notice or lapse of time or both would become a default under), (i) the Articles of Incorporation or Bylaws of the Company, (ii) any Material Agreement, or (iii) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its properties; and, except (A) as required pursuant to the Registration Rights Agreement, or (B) as required by applicable blue sky laws and any filing of Form D under Regulation D under the 1933 Act, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body or third party is required for the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby.

f. Except as otherwise set forth in the SEC Documents or in the disclosure letter delivered to the Buyers, there are no legal or governmental proceedings pending to which the Company is a party or of which any of its properties are subject which could (i) reasonably be expected to have a Material Adverse Effect or (ii) adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents, and, to the Company’s knowledge, no such proceedings are threatened or contemplated.

g. The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown thereon, as due and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which will have) a Material Adverse Effect.

h. The Company possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except as would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

i. The Company (i) is not in default under or in violation of, nor has the Company received notice of a claim that it is in default under any Material Agreement, (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not in violation of any statute, rule or regulation of any governmental authority, in each case of clause (i), (ii) or (iii) above, except as would not reasonably be expected to have or result in a Material Adverse Effect.

j. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

k. The Company has, or has rights to use (or reasonably expects to be able to obtain such rights on commercially reasonable terms) all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary for use in its business, as described in the SEC Documents and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in the SEC Documents, the Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any person or entity. To the knowledge of the Company and except as set forth in the SEC Documents, all such Intellectual Property Rights are enforceable except to the extent that any unenforceability thereof would not reasonably be expected to have a Material Adverse Effect and to the knowledge of the Company and except as set forth in the SEC Documents there is no existing infringement by another person or entity of any of the Intellectual Property Rights that would reasonably be expected to result in a Material Adverse Effect.

l. Except as set forth in the disclosure letter provided to the Buyers, the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority which has not been satisfied. Except as may have been waived or set forth in the disclosure letter provided to the Buyers, no person or entity has any antidilution protection, right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

m. The Company owns no real property. Any real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases of which the Company is in material compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

n. The representations, warranties and statements contained in this Agreement and in the exhibits and schedules delivered by the Company pursuant to this Agreement do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

o. The Company has not been involved in ay form of general solicitation or general advertising with respect to the offer or sale of the Securities.

p. Subject to the accuracy of the Buyers’ representations and warranties in Section 2, the offer, sale and issuance of the Shares to the Buyers in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

q. The Company has not provided to the Buyers any material non-public information other than information related to the transactions contemplated by this Agreement.

r. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

s. The Company is in compliance with the applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC issued, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

4. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

a. Closing Date. The obligation of the Company hereunder to issue and sell the Shares and the Warrants to each Buyer at the Closing is subject to the satisfaction, on or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

i. Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

ii. Such Buyer shall have delivered to the Company the Purchase Price for the Shares and Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

iii. The representations and warranties of such Buyer shall be true and correct as of the date hereof (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such other dates as specified).

iv. Such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing.

v. There shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents.

5. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

a. Closing Date. The obligation of each Buyer hereunder to purchase the Shares and Warrants at the Closing is subject to the satisfaction, on or before the Closing, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion:

i. The Company shall have executed each of this Agreement and the Registration Rights Agreement, and delivered the same to such Buyer.

ii. The representations and warranties of the Company shall be true and correct as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such other dates as specified).

iii. The Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing and such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect.

iv. Mr. Kraig Higginson shall have executed and delivered to the Company a share contribution agreement in form, scope and substance reasonably acceptable to the Buyers, pursuant to which Mr. Higginson shall transfer to the Company up to 2,000,000 shares of Common Stock prior to the Mandatory Conversion Date (as such term is defined in the Certificate of Designation).

v. Each of the following individuals shall have executed lock-up agreements in form, scope and substance reasonably acceptable to the Buyers: Kraig Higginson, Brent Cook, David West, Jonathan Reid, Fred Wenninger, John Ritter, William Dwyer, Lee Daniels, DJ Priano, James Herickoff, Ned Warner, Jack Kerlin, Tom Bailey, and Jim Morton; provided, that such lock-up agreements shall allow for private block transactions for restricted securities by any of the foregoing that are not directors or officers of the Company as long as any such private sales do not require the filing of any public notice thereof, including any Schedule 13D or Schedule 13G or Form 4; and provided, further, that the lock-up agreements shall allow for transactions pursuant to any currently existing 10b5-1 plan.

vi. Such Buyer shall have received the opinions of counsel to the Company, dated as of the Closing Date, in form, scope and substance reasonably acceptable to the Buyers.

vii. The Company shall have executed and delivered to such Buyer stock certificates and a Warrant representing the number of Shares and Warrants being purchased by such Buyer at the Closing.

viii. The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Utah issued by the Utah Division of Corporations and Commercial Code as of a date within ten (10) days of the Closing Date.

ix. The Company shall have delivered to such Buyer a Secretary’s Certificate certifying as to (A) the resolutions of the Board of Directors of the Company approving this Agreement, and each of the other Transaction Documents and the transactions contemplated hereby and thereby, (B) the Articles of Incorporation and (C) the Bylaws, each as in effect at the Closing Date.

x. The Company shall have delivered to such Buyer a certified copy of its Articles of Incorporation as certified by the Utah Division of Corporations and Commercial Code within ten days of the Closing Date.

xi. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

xii. The Company shall have filed the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock with the Utah Department of Commerce prior to the Closing, which shall continue to be in full force and effect as of the Closing.

xiii. There shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Documents.

6. ADDITIONAL COVENANTS.

a. Material Non-Public Information. The Company will not provide to any Buyer any material non-public information other than information related to the transactions contemplated by this Agreement without the prior written consent of such Buyer. Except as specifically provided for in this Agreement and the Registration Rights Agreement, the Company shall have no obligation to provide to any Buyer, and the Buyers shall have no right to receive from the Company, any material non-public information.

b. Integration. The Company will not take any action or steps that would cause the offering hereby in a manner that would require the Securities to be integrated with other offerings.

c. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance).

The Company shall use its reasonable best efforts to maintain such Common Stock’s authorization for quotation on any national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, or, if the Common Stock is not authorized for quotation on any national securities exchange or automated quotation system, to arrange for atleast two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Common Stock.

d. Acknowledgement Regarding Buyers’ Trading Activity. Subject to Section 8 of the Registration Rights Agreement, anything in this Agreement or elsewhere herein to the contrary notwithstanding, the Company understands and acknowledges that (a) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Alternate Conversion Price (as defined in the Certificate of Designations) with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.

e. Disclosure of Transaction. On or before 8:30 a.m., New York Time, on the business day immediately following the date hereof, the Company shall issue a press release describing the terms of the transactions contemplated by the Transaction Documents and shall file, within two (2) business days of the date hereof, a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act of 1934, as amended, and attaching the Transaction Documents as exhibits to such filing (the “8-K Filing”).

7. GOVERNING LAW: MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its shareholders and all other questions concerning the construction, validity, enforcement and interpretation of this Agreement, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

e. Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the Certificate of Designation supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Buyers holding at least a majority of the outstanding Shares and Conversion Shares then held by the Buyers. Any amendment, modification, supplementation, waiver or consent effected in accordance with this paragraph shall be binding upon each Buyer and the Company. Any amendment, termination or waiver effected in accordance with this Section 7(e) shall be binding on all parties hereto, even if they do not execute such consent.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Raser Technologies, Inc.

5152 Edgewood Drive, Suite 375

Provo, Utah 84604

Telephone:    (801) 765-1200

Facsimile:     (801) 374-3314

Attention:     Chief Executive Officer

With a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

Telephone:    (801) 993-6400

Facsimile:     (801) 993-6499

Attention:     Robert G. O’Connor, Esq.

If to a Buyer, to its address and facsimile number on the Schedule of Buyers attached hereto, with copies to such Buyers representatives as are set forth on the Schedule of Buyers,

With a copy (for informational purposes only) of all notices hereunder to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:    (212) 756-2000

Facsimile:     (212) 593-5955

Attention:     Eleazer Klein, Esq.

or to such other address or facsimile number or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the senders facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including any purchasers of the Shares and Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company and in compliance with the terms hereof; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

h. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4 and 7, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Publicity. The Company and each Buyer shall be entitled to make any press release or SEC, Nasdaq or AMEX filings with respect to the transactions contemplated by the Transaction Documents as may be required or advisable to comply with applicable law and regulations including NASD requirements.

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. Placement Agent. Each party shall be responsible for the payment of its own placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby; provided, however, that the Company shall pay the commissions of Thomas Weisel Partners.

m. Expenses. The Company and each Buyer shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents; provided, however, that the Company shall pay the reasonable fees and expenses of one counsel to the Buyers not to exceed $50,000.

n. Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer hereunder, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Buyer shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

RASER TECHNOLOGIES, INC.

By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

INVESTOR:

Kings Road Investments Ltd.

/s/ Brandon L. Jones
[Signature]

Brandon L. Jones
[Print Name]

Authorized Signatory
[Title (if investor not individual)]

Address:	598 Madison Avenue
New York, NY 10022

Facsimile Number:	(212) 359-7301

Jurisdiction of Residency:	Cayman Islands

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

INVESTOR:

SRG Capital, LLC

/s/ Yoav Roth
[Signature]

Yoav Roth
[Print Name]

Portfolio Manager
[Title (if investor not individual)]

Address:	120 Broadway, 40th floor
New York, NY 10271

Facsimile Number:	(212) 571-1279

Jurisdiction of Residency:	New York

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

INVESTOR:

Portside Growth & Opportunity Fund

/s/ Jeff Smith
[Signature]

Jeff Smith
[Print Name]

Authorized Signatory
[Title (if investor not individual)]

Address:	c/o Ramius Capital Group, L.L.C.
666 3rd Avenue, 26th floor
New York, NY 10017

Facsimile Number:	(212) 845-7999

Jurisdiction of Residency:	Cayman Islands

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Exhibit A

SCHEDULE OF BUYERS

Investor Name, Address and Facsimile Number	Jurisdiction of Residency	“Purchase Price”	“Number of Shares”	“Number of Warrant Shares”
Kings Road Investments Ltd. C/o Polygon Investment Partners LLP 598 Madison Avenue, 14th Floor New York, NY 10022 Attn: Brandon Jones Telephone: (212) 359-7330 Facsimile: (212) 359-7303	Cayman Islands	$18,000,000	18,000	150,000

Portside Growth & Opportunity Fund c/o Ramius Capital Group, L.L.C. 666 Third Avenue, 26th Floor New York, New York 10017 Attention: Jeffrey Smith Michael Neidell Facsimile: (212) 845-7999 Telephone: (212) 845-7955	Cayman Islands	$1,000,000	1,000	8,333

SRG Capital, LLC 120 Broadway, 40th floor New York, NY 10271 Attention: Yoav Roth Portfolio Manager Fax (212) 571 1279		$1,000,000	1,000	8,333

EXHIBITS

Exhibit A    -    Schedule of Buyers

Exhibit B    -    Form of Warrant

Exhibit C    -    Form of Registration Rights Agreement